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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of International Rectifier Corporation on Forms S-8 (File No. 33-44332 and 333-57575) of our report dated June 28, 1999 of our audits of the financial statements of International Rectifier Corporation Retirement Savings Plan as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997, which report is included in this Form 11-K.


Newport Beach, California
June 28, 1999